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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                  FORM 8-A/A
                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           MAXWELL SHOE COMPANY INC.
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              (Exact Name of Registrant as Specified in Charter)

             Delaware                                    04-2599205
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

101 Sprague Street, P.O. Box 37, Readville (Boston), MA              02137
------------------------------------------------------------  ------------------
(Address of Principal Executive Offices)                           (Zip Code)

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
If this form relates to the registration       If this form relates to the registration of
of securities pursuant to Section              securities pursuant to Section 12(g) of the
12(b) of the Exchange Act and is effective     Exchange Act and is effective pursuant to
pursuant to General Instructions               General Instruction A.(d), please check
A.(c), please check the following box. [_]     the following box. [X]


Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                   Name of each exchange on which
to be so registered                   each class is to be registered
-------------------                   ------------------------------

Preferred Stock Purchase Rights         The Nasdaq National Market

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(b) of the Act:
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                                     None
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                               (Title of Class)


     The undersigned registrant hereby amends the following item and exhibit on Form 8-A filed with the Securities and Exchange Commission on November 6, 1998 and restates such exhibit in its entirety as follows:
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ITEM 2.  Exhibits.
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            99.1  Rights Agreement dated as of November 2, 1998 between Maxwell
                  Shoe Company Inc. and BankBoston, N.A., as Rights Agent, which includes thereto the Form of Rights Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                MAXWELL SHOE COMPANY INC.


Date:  November 11, 1998        By: /s/ James J. Tinagero
                                   --------------------------------------
                                   James J. Tinagero
                                   Executive Vice President

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